UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 28, 2005

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Suite 400
Louisville, Kentucky		40205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (502) 426-9984

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

On December 28, 2005, Texas Roadhouse, Inc. (the “Company”) completed the acquisition of 11 franchise restaurants.  Pursuant to the terms of the various acquisition agreements, the Company issued an aggregate of 2,486,996 shares of the Company’s Class A Common Stock. Such shares were issued without registration in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.  In connection with the acquisitions, the Company entered into a registration rights agreement that provides the holders of these securities with the ability to request registration of the securities for resale.  Subject to certain limitations, the shares may be resold pursuant to the registration statement only during ten-day trading window periods following announcements of the Company’s earnings after the requested registration statement has become effective.

ITEM 8.01.  OTHER EVENTS

On December 29, 2005, the Company issued a press release announcing the acquisition of 11 franchise restaurants.  Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of such press release.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(C)                  EXHIBITS

99.1            Press Release dated December 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: December 30, 2005	By:	/s/ Scott M. Colosi
Scott M. Colosi
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.

99.1	Press Release issued by the Company on December 29, 2005.